SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): January 31, 2013

LIVEWIRE ERGOGENICS INC.

(Exact Name Of Registrant As Specified In Charter)

Nevada	333-149158	26-1212244
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

1747 S. Douglass Rd, Unit C, Anaheim, CA 92806

 (Current Address of Principal Executive Offices)

Phone number: (714) 940-0155
(Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On January 21, 2013, LiveWire Ergogenics, Inc. (the “Company”) was informed by its independent registered public accounting firm, Sherb & Co., LLP, ("Sherb"), that it has combined its practice with RBSM LLP (the "Merger") effective January 1, 2013.  As a result, Sherb effectively resigned as the Company's independent registered public accounting firm and RBSM LLP became the Company's independent registered public accounting firm.  The engagement of RBSM LLP as the Company's independent registered public accounting firm was approved by the Board of Directors of the Company on January 31, 2013.

The principal accountant's reports of Sherb on the financial statements of the Company as of and for the two years ended December 31, 2011 and December 31, 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The principal accountant’s reports of Sherb on the financial statements of the Company for the years ended December 31, 2011 and 2010 contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

During the two years ended December 31, 2011 and December 31, 2010 and through the date of this 8-K, there were no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Sherb's satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the two years ended December 31, 2011 and December 31, 2010 and through the date of this 8-K, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the two years ended December 31, 2011 and December 31, 2010 and through the date of this 8-K, the Company did not consult with RBSM LLP with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Sherb with a copy of the foregoing disclosure and requested Sherb to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated February 1, 2013, furnished by Sherb, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 31, 2013, Richard O. Weed resigned as a Director of LiveWire Ergogenics, Inc. (the “Registrant”) and resigned as Corporate Secretary.  Mr. Weed’s resignation was not because of any disagreements with management or the board concerning the Registrant’s accounting practices, policies, or procedures.

On January 31, 2013, the Registrant appointed Bob Thompson to its board of directors and as Corporate Secretary.  Mr. Thompson has extensive experience in the petroleum industry. For the previous Fifteen (15) years he was a design engineer and developer building gamma ray scintillation detectors for down-hole exploration of gas and oil wells. He worked with drilling companies such as Halliburton, Welex, and Schlumberger for the exploration of new wells. Mr. Thompson was previously the President and Chief Executive Officer of Calbay Controls ("CBYI"), a publicly traded company that designed and built Continuous Emission Monitors ("CEM") for refineries in California. Mr. Thompson was also the President and Chief Executive Officer of Atlantis Holdings ("AHDG"), a sales and marketing firm for environmental products which works to reduce emissions while working very closely with refineries to qualify them for Carbon Credit Trading for the Environmental Protection Agency ("EPA") and Air Quality Management District ("AQMD") in California. Mr. Thompson graduated from Ohio State with a Bachelor's degree in Engineering.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
16.1	Letter dated February 1, 2013 from Sherb & Co., LLP to the Securities and Exchange Commission.

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE ERGOGENICS INC.

Dated: February 1, 2013	By:	/s/ Bill Hodson
Bill Hodson
Principal Executive Officer

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